Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 29, 2022 with respect to the consolidated financial statements of Outlook Therapeutics, Inc., incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 14, 2023